UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

May 23, 2013
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)
______________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Lender Processing Services, Inc. Annual Meeting of Shareholders was held on May 23, 2013. The results of matters submitted to a vote were as follows:

Proposal 1: Nominees for Class II directors to serve until the 2016 LPS Annual Meeting of Shareholders were elected by the following vote:

	Shares Voted “For”	Authority to Vote “Withheld”
Dan R. Carmichael	69,189,480	1,559,696
Alvin R. (Pete) Carpenter	51,957,777	18,791,399
Hugh R. Harris	69,159,558	1,589,618

Directors whose terms of office continued after the meeting are as follows: Lee A. Kennedy (Chairman), Philip G. Heasley, David K. Hunt, James K. Hunt, Susan E. Lester and John W. Snow.

Proposal 2: The proposal to approve the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for LPS for 2013 received the following votes:

	Votes	Percentage
Shares Voted “For”	75,777,233	99.3%
Shares Voted “Against”	410,341	0.5%
Shares Voted “Abstain”	128,393	0.2%

Proposal 3: The proposal to approve, by non-binding vote, executive compensation received the following votes:

	Votes	Percentage
Shares Voted “For”	35,868,549	50.7%
Shares Voted “Against”	34,067,405	48.2%
Shares Voted “Abstain”	813,222	1.1%

There were 5,566,791 broker non-votes with respect to Proposal 3.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: May 28, 2013	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer